Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 2

THIS SUPPLEMENTAL INDENTURE NO. 2 (this “Supplemental Indenture No.2”) is made as of May 16, 2018 among:

(1) Equinor ASA (formerly known as Statoil ASA), a public limited company incorporated under the laws of the Kingdom of Norway (the “Company”),

(2) Equinor Energy AS (formerly known as Statoil Petroleum AS), a limited liability company incorporated under the laws of the Kingdom of Norway (the “Guarantor”), and

(3) Deutsche Bank Trust Company Americas, a New York banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”).

RECITALS

The Company and the Guarantor and the Trustee have heretofore executed an indenture dated as of April 15, 2009, as amended by Supplemental Indenture No. 1 dated as of May 26, 2010 (the “Indenture”). The Company and the Guarantor desire to amend certain provisions of the Indenture as hereinafter set forth.

As of May 16, 2018, Statoil ASA changed its name to Equinor ASA and Statoil Petroleum AS changed its name to Equinor Energy AS. Pursuant to Section 901(10) of the Indenture, the Company and the Guarantor wish to replace, by this Supplemental Indenture No. 2, all instances in the Indenture of “Statoil ASA” with “Equinor ASA” and all instances in the Indenture of “Statoil Petroleum AS” with “Equinor Energy AS” and to replace the text of Section 202 (Form of Face of Security), Section 203 (Form of Reverse of Security) and Section 206 (Form of Guarantee) of the Indenture to reflect the change of name of the Company and Guarantor.

All acts and things necessary to amend the Indenture and to make this Supplemental Indenture No. 2 a valid agreement of the Company, the Guarantor and the Trustee, in accordance with its terms, have been done.

NOW, THEREFORE, the Company and the Guarantor hereby covenant and agree with the Trustee as follows:

ARTICLE I

Capitalized terms used but not defined in this Supplemental Indenture No. 2 shall have the meanings ascribed to them in the Indenture. References in this Supplemental Indenture No. 2 to Article or Section numbers shall be deemed reference numbers to Article or Section numbers in the Indenture.

ARTICLE II

Deliverables to the Trustee

Simultaneously with and as a condition to the execution of this Supplemental Indenture No. 2, the Company and the Guarantor are delivering to the Trustee:

(a) as provided in Section 102 of the Indenture, an Officers’ Certificate in the form attached hereto;

(b) as provided in Section 102 of the Indenture, a Norwegian Opinion of Counsel, provided by the in-house legal advisor of the Company and the Guarantor; and

(c) as provided in Sections 102 of the Indenture, a New York law Opinion of Counsel, provided by Sullivan & Cromwell LLP.

ARTICLE III

Amendments

SECTION 3.01 Name Change Amendment. The Indenture is hereby amended by replacing each instance of “Statoil ASA” with “Equinor ASA” and each instance of “Statoil Petroleum AS” with “Equinor Energy AS”.

SECTION 3.02 Amendment of the Form of Face of Security

Section 202 (Form of Face of Security) of the Indenture is hereby deleted and replaced with the following:

“[Form of Face of Security]

[Insert any Norwegian or other selling restriction and/or taxation legend.]

EQUINOR ASA

[Title of Security]

No.______________	CUSIP NO. ______________

EQUINOR ASA, a company duly organized and existing under the laws of the Kingdom of Norway and having its corporate seat in Stavanger, Norway (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      Dollars on [if the Security is to bear interest prior to Maturity, insert —, and to pay interest thereon from         , 20     or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on                  and                  in each year, commencing         , 20    , at the rate of             % per annum, until the principal hereof is paid or made available for payment [if applicable, insert —, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of             % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand].] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the …. or …. (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is incorporated shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company of principal of or interest on a Security of any series, then the Company will pay to the Holder of a Security of such series such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax, assessment or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Company shall not be required to make any payment of additional amounts (i) for or on account of any such tax, assessment or governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein or (ii) for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security of such series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that such Holder would have been entitled to such additional amounts if it had presented such Security for payment on any day within such period of 30 days;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities of such series;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of the Security of such series (i) to provide information concerning the nationality, residence or identity or connection with the Kingdom of Norway or any political subdivision thereof of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e) any tax, assessment or other governmental charge which such Holder would have been able to avoid by presenting such Security to another Paying Agent;

(f) any tax, assessment or other governmental charge which is imposed on a payment pursuant to European Union Directive 2003/48/EC, any law implementing this Directive, or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(g) any combination of items (a), (b), (c), (d), (e) or (f) above; nor shall additional amounts be paid with respect to any payment of the principal of, or any interest on, any Security of such series to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Company is organized, or any political subdivision or taxing authority thereof or therein, provided, however, that such payment of additional amounts may be subject to such further exceptions as may be established in the terms of such Securities established as contemplated in the Indenture referred to in such Securities.

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal and any overdue premium shall bear interest at the rate of             % per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand of the Trustee for the benefit of the Holders of this Security. Any such interest on any overdue principal or premium which is not paid on demand shall bear interest at the rate of             % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand of the Trustee for the benefit of the Holders of this Security.]

Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Company for that purpose in                     , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert — ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed manually or in facsimile.

Dated:

EQUINOR ASA

By:
Name:
Title:”

SECTION 3.03 Amendment of the Form of Reverse of Security

Section 203 (Form of Reverse of Security) of the Indenture is hereby deleted and replaced with the following:

“This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of         , 20     (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, as issuer, Equinor Energy AS, as Guarantor (herein called the “Guarantor”), and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to U.S.$                ].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert — (1) on              in any year commencing with the year              and ending with the year              through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after         , 20    ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before                     ,         %, and if redeemed] during the 12-month period beginning                     of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on                      in any year commencing with the year          and ending with the year         , through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after         , 20    ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                          of the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to             % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — Notwithstanding the foregoing, the Company may not, prior to                     , redeem any Securities of this series as contemplated by [If applicable, insert — Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than             % per annum.]

[If applicable, insert — The sinking fund for this series provides for the redemption on                      in each year beginning with the year                      and ending with the year                      of [if applicable, insert — not less than U.S.$                     (“mandatory sinking fund”) and not more than] U.S.$                     aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert — mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert — in the inverse order in which they become due].]

[If applicable, insert — If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If the Security is not subject to redemption, — This Security is not redeemable prior to Stated Maturity [except as permitted under Section 1108 (“Optional Redemption Due to Changes in Tax Treatment”)].]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series, at the time Outstanding, on behalf of the Holders of all Securities of such series to waive compliance by the Company or the Guarantor, or both, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

[The Securities of this series are issuable only in registered form without coupons in denominations of                     and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.]

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Section 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture provides that the Company and the Guarantor, at the Company’s option, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company or the Guarantor deposits, in trust, with the Trustee money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and (premium, if any) and interest on, the Securities on the dates such payments are due in accordance with the terms of such Securities and Guarantees, and certain other conditions are satisfied.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.”

SECTION 3.04 Amendment of the Form of Guarantee

Section 206 (Form of Guarantee) of the Indenture is hereby deleted and replaced with the following:

“Guarantees to be endorsed on the Securities shall be in substantially the form set forth below.

GUARANTEE OF EQUINOR ENERGY AS

For value received, Equinor Energy AS, a limited liability company incorporated under the laws of the Kingdom of Norway (herein called the “Guarantor”, which term includes any successor entity under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee referred to in such Indenture the due and prompt payment of the principal of and any premium and interest (including additional amounts, if any, and sinking fund payments, if any) on all of the Securities on the dates and in the manner provided in the Indenture and in the Securities, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Equinor ASA, a public limited company incorporated under the laws of the Kingdom of Norway (herein called the “Company”, which term includes any successor entity under such Indenture) punctually to make any such principal, premium or interest, additional amounts and sinking fund payments, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Guarantor hereby further agrees, subject to the limitations and exceptions set forth below and unless otherwise specified in any Board Resolutions of the Company establishing the terms of Securities of a series in accordance with Section 301, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Guarantor is incorporated, shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Guarantor under this Guarantee, the Guarantor will pay to the Holder of a Security of such series such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax, assessment or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Guarantor shall not be required to make any payment of additional amounts (i) for or on account of any such tax, assessment or governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein or (ii) for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such

Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security of such series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that such Holder would have been entitled to such additional amounts if it had presented such Security for payment on any day within such period of 30 days;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities of such series;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of the Security of such series (i) to provide information concerning the nationality, residence or identity or connection with the Kingdom of Norway or any political subdivision thereof of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e) any tax, assessment or other governmental charge which such Holder would have been able to avoid by presenting such Security to another Paying Agent;

(f) any tax, assessment or other governmental charge which is imposed on a payment pursuant to European Union Directive 2003/48/EC, any law implementing this Directive, or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(g) any combination of items (a), (b), (c), (d), (e) or (f) above; nor shall additional amounts be paid with respect to any payment of the principal of, or any interest on, any Security of such series to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Guarantor is organized, or any political subdivision or taxing authority thereof or therein; provided, however, that such payment of additional amounts may be subject to such further exceptions as may be established in the terms of such Securities established as contemplated in the Indenture referred to in such Securities.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or such Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security or the interest rate thereon or impose or increase any premium payable upon redemption thereof or after the stated maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of and any premium and interest (including additional amounts, if any, and sinking fund payments, if any) on such Security. This is a guarantee of payment and not of collection. The Guarantee does not hereby guarantee the performance by the Company of any other of the Company’s covenants, agreements, or obligations under the Securities or the Indenture.

This Guarantee (i) is a direct, unconditional, unsubordinated and unsecured obligation of the Guarantor and (ii) ranks at least pari passu in right of payment with all other senior unsecured and unsubordinated obligations of the Guarantor now or hereafter outstanding (other than obligations preferred by applicable law) and senior in priority of payment and in all other respects to all other obligations of the Guarantor that are designated as subordinate or junior in right of payment to this Guarantee.

The Guarantor shall be subrogated to all rights of the Holder of such Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and any premium and interest (including additional amounts, if any, and sinking fund payments, if any) on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of and any premium and interest (including additional amounts, if any, and sinking fund payments, if any) on the Security upon which this Guarantee is endorsed at the times, place and rate, and in the coin or currency prescribed therein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution of the Guarantee shall be governed by the laws of the jurisdiction of organization of the Guarantor.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed manually or in facsimile.

Dated:

EQUINOR ENERGY AS

By:
Name:
Title:”

ARTICLE IV

Miscellaneous

SECTION 4.01 Execution as Supplemental Indenture.

This Supplemental Indenture No. 2 is executed and, once executed, immediately effective, and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture No. 2 shall form a part of the Indenture.

Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 4.02 Responsibility for Recitals.

The recitals herein shall be taken as statements of the Company and the Guarantor, and the Trustee assumes no responsibility for the correctness thereof or for the validity or sufficiency of this Supplemental Indenture No. 2.

SECTION 4.03 Governing Law.

This Supplemental Indenture No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 4.04 Conflicts.

In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture No. 2, the terms and conditions of this Supplemental Indenture No. 2 shall prevail.

SECTION 4.05 Counterparts.

This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed.

EQUINOR ASA

By:	/s/ Hans Jakob Hegge
	Name:	Hans Jakob Hegge
	Title:	Executive Vice President and Chief Financial Officer

EQUINOR ENERGY AS

By:	/s/ Hans Jakob Hegge
	Name:	Hans Jakob Hegge
	Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS

By Deutsche Bank National Trust Company

By:	/s/ Debra A. Schwalb
	Name:	Debra A. Schwalb
	Title:	Vice President

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President